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                                                                    EXHIBIT 3.24

                            ARTICLES OF AMENDMENT OF

                              SKYLINE OPTICAL, INC.



         Pursuant to Virginia Code Section 13.-710, the Board of Directors hereby authorizes and issues the following Articles of Amendment:

         1. The text of the Amendment adopted: The name of the Corporation shall be SKYLAB OPTICAL, INC.

         2. The Amendment does not exchange, reclassify or cancel issued shares.

         3. The effective date of the Articles of Amendment shall be the date filed by the State Corporation Commission.

         4. This action has been approved by the Shareholders of the Corporation by Unanimous Consent.

                                            SKYLINE OPTICAL, INC.


                                            By: /s/ Robert A. Samit
                                                  President
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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                             RICHMOND, may 12, 1988


The accompanying articles having been delivered to the State Corporation Commission on behalf of

SKYLAB OPTICAL, INC. (formerly SKYLINE OPTICAL, INC.)

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law, effective May 12, 1988.

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court, City of Alexandria.


                                          STATE CORPORATION COMMISSION


                                          By: /s/ Elizabeth B. Lacy
                                              Commissioner
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                            ARTICLES OF INCORPORATION

                                       OF

                              SKYLINE OPTICAL, INC.


         We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1, Code of Virginia and to that end, set forth the following:

         1. The name of the Corporation is SKYLINE OPTICAL, INC.

         2. The purpose for which the Corporation is organized is as follows:

                  (a) To engage in and carry on the business of making and supplying lenses and glasses to optometrists or opticians; to carry on said business only through officers, employees, and agents who are duly authorized, or otherwise, in the Commonwealth of Virginia; to at all times comply with the provisions of Chapter 1, Title 13.1 of the Code of Virginia, as amended.

                  (b) In addition, the corporation may engage in any business in which a corporation organized under the laws of the Commonwealth of Virginia may engage, except any business that is required to be specifically set forth in the Articles of Incorporation. In carrying out its objectives and purposes, the Corporation shall have and exercise all powers necessary and convenient to effect any or all of the purposes for which the Corporation is organized. The purposes and powers specifically enumerated in Section (2)(a) above shall be construed to be in furtherance of and not in limitation of the powers conferred by law.

         3. The number of shares which the Corporation shall have the authority to issue and the par value per share are, as follows:


   CLASS                   NUMBER OF SHARES                PAR VALUE
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  Common                        1,000                         $1.00

         4. The Corporation under the provisions of Section 13.1-3 of Chapter 1 of Title 13.1 of the Code of Virginia, as amended, reserves to itself the power to enter into partnership agreements with other corporations or with any individual or individuals.

         5. The post office address of the initial registered office is 526 King Street, Suite 211, Post Office Box 1079, Alexandria, Virginia 22313.

         6. The name of the City in which the initial registered office is located is Alexandria, Virginia. The name of its registered agent, at the above address, is Herbert S. Rosenblum, who is a resident of the Commonwealth of Virginia, and a member of the Virginia State Bar.

         7. The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons to serve as the initial Board of Directors are:

                  Robert A. Samit                    2316 39th Street, N.W.
                                                     Washington, DC  20002

                  Howard Budner                      1604 Guston Court
                                                     Silver Spring, MD  20906

                  Michael Davidson                   8625 Burlingwood Drive
                                                     Springfield, VA  22152

         8. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors of or officers of, such other corporation. Any director of the Corporation, individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily interested in, any contract or transaction of the Corporation, provided that the fact that he, individually, or such firm or association is so
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interested, shall be disclosed or shall have been known to the members of the
Board of Directors present at any meeting at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary, affiliated or related corporation without regard to the fact that he is also a director of such subsidiary, affiliated, or related corporation.

     9. Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Paragraph. The provisions of this Paragraph shall be applicable to actions, suits or proceedings commenced after the adoption thereof, whether arising from acts or omissions occurring before or after the adoption thereof, and to directors, officers and other persons who
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have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Paragraph.

Dated: November 17, 1987


                                             /s/ Herbert S. Rull
                                             --------------------------------
                                             Incorporator


                                             --------------------------------
                                             Incorporator


                                             --------------------------------
                                             Incorporator
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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION
                                November 20, 1987

                          CERTIFICATE OF INCORPORATION


The State Corporation Commission has found the accompanying articles submitted on behalf of

SKYLINE OPTICAL, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective November 20, 1987.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of City of Alexandria following admission to the records of the Commission.


                                          STATE CORPORATION COMMISSION


                                          By: /s/ Elizabeth B. Lacy
                                                Commissioner